UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  December 27, 2012

Commission File Number:  001-35522

First PacTrust Bancorp, Inc.
(Exact name of small business issuer as specified in its charter)

Maryland
(State or other jurisdiction of incorporation or organization)
04-3639825
(IRS Employer Identification No.)

18500 Von Karman Ave, Suite 1100, Irvine, California 92612
(Address of principal executive offices)

949-236-5211
(Registrant's Telephone number)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On December 27, 2012, Pacific Trust Bank, FSB (the "Bank"), a wholly owned subsidiary of First PacTrust Bancorp, Inc. (the "Company"), entered into a Management Services Agreement (the "Agreement") with CS Financial, Inc. (the "Consultant"), a Southern California-based mortgage banking firm controlled by Jeffrey T. Seabold, a member of the Boards of Directors of the Company and the Bank. The Agreement was recommended by disinterested members of management of the Bank and negotiated and approved by special committees of the Board of Directors of each of the Company and the Bank (the "Special Committees"), comprised exclusively of independent, disinterested directors of the Boards. Each of the Boards of Directors of the Bank and the Company also considered and approved the Agreement, upon the recommendation of the Special Committees. The Special Committees' mandate concerning the relationship between the Company, the Bank and CS Financial is on-going. In connection with the Agreement, it is anticipated that Mr. Seabold will resign from the Compensation Committee and Nominating Committee of the Board of Directors of the Company.

Under the Agreement, the Consultant agrees to provide the Bank such reasonably requested financial analysis, management consulting, knowledge sharing, training services and general advisory services as the Bank and the Consultant may mutually agree with respect to the Bank's residential mortgage lending business, including strategic plans and business objectives, compliance function, monitoring, reporting and related systems, and policies and procedures (the "Services").

The Agreement is terminable at will by either the Bank or the Consultant upon ten-days' written notice to the other party. As compensation for the Services, the Consultant will receive a monthly fee of $100,000 plus reimbursement for out-of-pocket charges for the account of the Bank or otherwise incurred by the Consultant in connection with the provision of the Services. The Agreement was entered into as part of the Bank's ongoing efforts to build a robust residential lending platform and is intended, together with the recent additions of management personnel in the Bank's finance and accounting functions and in leadership roles in the residential lending division, including naming Mr. Seabold as the Managing Director of the division, as well as additional legal resources and compliance capabilities dedicated to the needs of the Bank's residential mortgage lending business, along with other actions, to further augment existing management resources, enhance internal controls and obtain specialized expertise.

Certain relatives and entities affiliated with relatives of Steven A. Sugarman, Chief Executive Officer of the Company and member of the Board of Directors of the Company and the Bank, also own certain minority, non-controlling interests in the Consultant.

The foregoing summary of the terms of the Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Agreement, filed as Exhibit 10.1 hereto and incorporated herein by reference.

Item 8.01 Other Events.

Item 1.01 is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

See Exhibit Index.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

First PacTrust Bancorp, Inc.

Date:   January 3, 2013
By:	/s/ Richard Herrin

Name: Richard Herrin
Title: Executive Vice President, Chief Administrative Officer and Corporate Secretary

Exhibit Index

Exhibit No.	Description
EX-10.1	Management Services Agreement, dated as of December 27, 2012, by and between CS Financial, Inc. and Pacific Trust Bank, FSB